EXHIBIT 99.1

First Niagara Reports Third Quarter 2013 Results

Third Quarter Highlights:

  Earnings increased 13% QOQ to $71.6 million, or $0.20 per diluted share
  Pre-tax Pre-Provision Income Increased 6% QOQ
  -- Net interest margin increased 4 basis points from the second quarter to 3.40%
  -- Fee income declined 4% driven by lower mortgage banking revenues
  Organic loan growth continues, with average loans up 10% QOQ
  -- Average commercial business and real estate loans increased 7% QOQ
  -- Continued momentum in indirect auto loans, which increased by $280 million
  Noninterest-bearing checking balances increase 6% QOQ
  -- Transactional deposits averaged 35% of deposits, up from 31% a year-ago
  -- Continued investment in mobile and digital banking to match evolving consumer banking preferences
  Strong credit quality maintained
  -- NCOs remained flat compared to the prior quarter at 0.33% of average originated loans
  -- Nonperforming originated loans decline 6% QOQ

BUFFALO, N.Y., Oct. 18, 2013 (GLOBE NEWSWIRE) -- First Niagara Financial Group, Inc. (Nasdaq:FNFG) today reported net income available to common shareholders of $71.6 million or $0.20 per diluted share for the third quarter of 2013, highlighted by strong balance sheet growth, consistent credit quality and positive operating leverage.

"We delivered another quarter of strong earnings despite the challenges presented by the macro-economic and competitive environment," said Gary M. Crosby, Interim President and Chief Executive Officer. "We are very focused on maximizing returns and expect to continue to deliver industry-leading loan growth while maintaining our high underwriting standards. We will continue to diligently invest in opportunities that drive revenue production, achieve operating leverage and enhance risk mitigation capabilities to position us well for the future."

Third Quarter Results

In the third quarter of 2013, First Niagara reported net income available to common shareholders of $71.6 million, or $0.20 per diluted share. In the third quarter of 2012, First Niagara reported net income available to common shareholders of $50.8 million, or $0.14 per diluted share, that included $29.4 million in pre-tax acquisition and restructuring expenses incurred primarily in connection with the closing of the HSBC branch acquisition in May 2012. For the second quarter of 2013, net income to common shareholders was $63.6 million, or $0.18 per diluted share.

Balance sheet growth remained strong as average loans increased 10% annualized compared to the prior quarter. Average commercial business and real estate loans increased 7% annualized over the prior quarter driven by a 9% increase in commercial real estate loans. Average consumer loans increased 14% annualized driven by continued growth in indirect auto loan balances, partially offset by a decline in residential mortgage loans. Average transaction deposit balances, which include interest-bearing and noninterest bearing checking accounts, increased an annualized 2% over the prior quarter and currently represent 35% of the company's deposit balances, up from 31% a year ago.

Operating revenues increased 1% in the third quarter of 2013 compared to the prior quarter. Net interest income increased 3% in the third quarter compared to the prior quarter. Net interest margin was 3.40%, as compared to 3.36% in the second quarter of 2013. Noninterest income decreased $4.1 million or 4% from the prior quarter primarily due to lower mortgage banking revenues.

The provision for loan losses on originated loans totaled $25.4 million in the third quarter of 2013, including $12.5 million to support loan growth and $12.9 million to cover net charge-offs during the quarter. At September 30, 2013, nonperforming originated loans comprised 0.89% of originated loans, which equaled a 13 basis point improvement from the prior quarter. Net charge-offs equaled 33 basis points of average originated loans, consistent with the second quarter.

In the third quarter of 2013, the company continued to generate positive operating leverage, as operating revenues increased 1% and operating expenses decreased 2% relative to the second quarter.

Reported Results (GAAP)	Q3 2013	Q2 2013	Q3 2012
Net interest income	$277.5	$269.4	$269.6
Provision for credit losses	27.6	25.2	22.2
Noninterest income	91.4	95.5	102.2
Noninterest expense	231.2	235.2	266.5
Net income	79.1	71.1	58.4
Preferred stock dividend	7.5	7.5	7.5
Net income available to common shareholders	71.6	63.6	50.8
Weighted average diluted shares outstanding	350.9	350.4	349.4
Earnings per diluted share	$0.20	$0.18	$0.14

All amounts in millions except earnings per diluted share.

"During the third quarter, we continued to generate strong loan growth despite an intensifying competitive landscape, while adhering to our prudent underwriting standards, " said Gregory W. Norwood, Chief Financial Officer. "Net interest income benefitted from the continuation of strong balance sheet growth as well as certain favorable adjustments in our collateralized mortgage obligations book related to the rapid increase in mortgage rates which, in turn, negatively impacted mortgage banking revenues."

Loans

Average total loans increased 10% annualized from the prior quarter, driven by strong growth in the company's commercial lending businesses, particularly commercial real estate (CRE), and as well as sustained momentum in the company's indirect auto business.

Average CRE loans increased 9% annualized to $7.6 billion compared to the second quarter of 2013. Commercial & Industrial (C&I) loans averaged $5.2 billion, representing a 4% annualized increase over the prior quarter. Average commercial loans in the company's New England and Eastern Pennsylvania markets increased at double-digit annualized growth rates of 13% and 10%, respectively.

Average indirect auto loan balances increased $280 million to $1.2 billion. During the third quarter, indirect auto originations totaled $379 million at an average customer FICO score of 753 and yielded 3.1%, net of dealer reserve. Average residential real estate loans declined by $32 million, or 4% annualized reflecting elevated prepayment levels. Home equity balances increased 3% annualized from the prior quarter.

Deposits

The company continued to focus its efforts to grow its core customer base, re-position its account mix and lower its deposit costs. Average transaction deposit balances, which include interest-bearing and noninterest bearing checking accounts, increased an annualized 2% over the prior quarter and currently represent 35% of the company's deposit balances, up from 31% a year ago. The average cost of interest-bearing deposits of 0.23% was unchanged from the prior quarter.

Average noninterest-bearing checking deposits increased 6% annualized compared to the prior quarter, driven by seasonal strength in commercial account balances. Interest-bearing checking balances averaged $4.5 billion and decreased an annualized 2% from the second quarter.

Money market and time deposit balances declined 9% and 8% annualized, respectively, driven by the company's continued pricing actions.

In response to changing consumer banking behaviors, First Niagara continues to invest in enhancing its online, mobile and telephonic banking capabilities for retail and small business customers, while continuing to transform its branch network and in-branch experience.

Net Interest Income

Third quarter 2013 net interest income increased 3% from the prior quarter to $278 million and was driven by a 3% annualized increase in average earning assets together with a four basis points improvement in the net interest margin to 3.40%. Growth in average earning assets reflected continued strong loan growth which was moderated by lower investment securities balances. Average investment securities declined 9% or $264 million from the prior quarter reflecting the planned rotation of such securities into more profitable loans.

The four basis point increase in net interest margin in the third quarter of 2013 reflected the benefits of reinvestment of cash flows from lower-yielding investment securities into higher yielding loans and securities as well as lower premium amortization on the company's residential mortgage backed securities (RMBS) portfolio. These benefits were partially offset by continued compression of loan yields from prepayments and reinvestments at current market rates.

In the third quarter, premium amortization on the RMBS portfolio was $6 million, net of a $1.8 million retrospective adjustment to reflect prepayment speeds that were slower than the company's previous assessment. The premium amortization on the RMBS portfolio in the second quarter of 2013 was $11 million.

Credit Quality

At September 30, 2013, the allowance for loan losses was $198.0 million, compared to $183.7 million at June 30, 2013. Nonperforming assets to total assets were 0.53%, up only modestly from the prior quarter. A decrease in nonperforming originated loans was offset by transfer of three acquired loans that were previously designated as loans 90 days past due but accruing to other real estate owned (OREO) assets.

Information for both the originated and acquired portfolios follows.

	Q3 2013			Q2 2013
$ in millions	Originated	Acquired	Total	Originated	Acquired	Total
Provision for loan losses*	$ 25.4	$ 1.8	$ 27.2	$ 23.9	$ 0.9	$ 24.8
Net charge-offs	12.9	0.1	13.0	12.2	0.9	13.1
NCOs/ Avg Loans	0.33%	0.01%	0.25%	0.33%	0.06%	0.26%
Total loans**	$ 16,212	$ 5,007	$ 21,089	$ 15,102	$ 5,581	$ 20,543

(*) Excludes provision for unfunded commitments of $0.4 million each in 3Q13 and 2Q13
(**) Acquired loans before associated credit discount; see accompanying tables for further information

Originated loans

The provision for loan losses on originated loans totaled $25.4 million, compared to $23.9 million in the prior quarter. This provision included $12.5 million to support sequential originated loan growth of $1.1 billion, compared to $11.7 million in the prior quarter that supported $1.0 billion of originated loan growth. Net charge-offs equaled $12.9 million or 33 basis points of average originated loans in the third quarter of 2013, consistent with the second quarter.

At September 30, 2013, nonperforming originated loans comprised 0.89% of originated loans, compared to 1.02% at June 30, 2013. Nonperforming originated loan balances declined 6% from the prior quarter in part driven by paydowns.

At September 30, 2013, the allowance for loan losses on originated loans totaled $195.0 million or 1.20% of such loans, compared to $182.5 million or 1.21% of loans at June 30, 2013.

Acquired loans

The provision for losses on acquired loans totaled $1.8 million, up from $0.9 million in the prior quarter. Net charge-offs on those portfolios totaled $0.1 million during the quarter, compared to $0.9 million in the prior period. At September 30, 2013, the allowance for loan losses on acquired loans totaled $3.0 million, compared to $1.3 million at June 30, 2013. Acquired nonperforming loans totaled $30.4 million, compared to $27.6 million at the end of the prior quarter. At September 30, 2013, remaining credit marks available to absorb losses on a pool-by-pool basis totaled $129 million.

Fee Income

Third quarter 2013 noninterest income of $91.4 million decreased 4% or $4.1 million compared to the prior quarter driven exclusively by weakness in mortgage banking gain-on-sale revenues which was partially offset by increases in most other fee income categories.

Mortgage banking revenues declined $4.6 million, or 67%, from the second quarter, driven by decreases in locked application volumes and gain-on-sale margins. Wealth management revenue increased 2% from the second quarter reflecting the continued demand in the market place for fixed annuity products. Deposit service charges increased 2% from the prior quarter and were driven by a seasonal increase in NSF incidence as well as sustained higher collection rates. Insurance commissions and merchant and card fees both increased modestly from the second quarter. Other income decreased $1.4 million from the second quarter.

Noninterest Expense

Third quarter noninterest expenses were $231.2 million, 2% lower than the prior quarter. Salaries and benefit expenses declined by $1.3 million from the prior quarter driven primarily by a decrease in revenue-dependent variable compensation expenses. Occupancy and equipment expenses declined by $1.9 million from the second quarter due in large part to expenses related to consolidation of branches in the prior period. The amortization of intangibles decreased $3.1 million from the prior quarter primarily reflecting the decline in amortization of the HSBC transaction-related core deposit intangible.

In the third quarter of 2013, the efficiency ratio improved to 62.7% from 64.4% in the prior quarter and reflected the positive operating leverage achieved.

Capital

At September 30, 2013, the company's estimated consolidated Total Risk Based capital and Tier 1 Common Risk Based capital ratios were 11.4% and 7.7% respectively. The company remains well above current regulatory guidelines for well-capitalized institutions.

About First Niagara

First Niagara, through its wholly owned subsidiary, First Niagara Bank, N.A., is a multi-state community-oriented bank with approximately 420 branches, $37 billion in assets, $27 billion in deposits, and approximately 5,800 employees providing financial services to individuals, families and businesses across New York, Pennsylvania, Connecticut and Massachusetts. For more information, visit www.firstniagara.com.

Investor Call

A conference call will be held at 10:00 a.m. Eastern Time on Friday, October 18, 2013 to discuss the company's financial results. Those wishing to participate in the call may dial toll-free 1-888-968-3512 with the passcode: FNFG. Presentation slides will be used during the earnings conference call and are available under the investor relations tab of our website at www.firstniagara.com. A replay of the call will be available until November 1, 2013 by dialing 1-866-451-8971, passcode: 532337.

Non-GAAP Measures - This news release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). The company believes that non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the company, and facilitate investors' assessments of business and performance trends in comparison to others in the financial services industry. In addition, the company believes the exclusion of these non-operating items enables management to perform a more effective evaluation and comparison of the company's results and to assess performance in relation to the company's ongoing operations. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP disclosures are used in this news release, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this document.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real estate and business loans and non-performing loans.

First Niagara Financial Group, Inc.
Income Statement Highlights -- Reported Basis
(in thousands, except per share amounts)

	2013			2012			Nine months ended
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	September 30, 2013	September 30, 2012

Interest income:
Loans and leases	$ 214,746	$ 209,970	$ 206,640	$ 212,035	$ 211,767	$ 200,725	$ 631,356	$ 601,877
Investment securities and other	91,996	88,110	88,961	71,564	90,101	99,116	269,067	290,612
Total interest income	306,742	298,080	295,601	283,599	301,868	299,841	900,423	892,489

Interest expense:
Deposits	12,931	12,967	14,277	16,902	18,358	16,391	40,175	49,747
Borrowings	16,271	15,670	15,194	14,411	13,905	24,437	47,135	71,753
Total interest expense	29,202	28,637	29,471	31,313	32,263	40,828	87,310	121,500

Net interest income	277,540	269,443	266,130	252,286	269,605	259,013	813,113	770,989
Provision for credit losses	27,600	25,200	20,200	22,000	22,200	28,100	73,000	70,300
Net interest income after provision	249,940	244,243	245,930	230,286	247,405	230,913	740,113	700,689

Noninterest income:
Deposit service charges	27,115	26,482	24,800	26,345	26,422	21,433	78,397	64,892
Insurance commissions	17,854	17,692	16,355	15,497	18,764	17,072	51,901	52,669
Merchant and card fees	12,464	12,380	11,298	11,945	12,014	9,271	36,142	26,813
Wealth management services	15,189	14,945	12,845	12,000	11,069	9,207	42,979	29,315
Mortgage banking	2,268	6,882	6,424	8,060	10,974	7,174	15,574	23,797
Capital markets income	5,058	5,002	6,031	7,098	6,381	6,831	16,091	19,751
Lending and leasing	4,886	4,534	3,906	3,739	3,730	4,245	13,326	11,098
Bank owned life insurance	3,725	3,321	3,467	3,021	3,449	3,848	10,513	10,684
Other income	2,863	4,308	4,186	4,116	9,400	16,517	11,357	28,690
Total noninterest income	91,422	95,546	89,312	91,821	102,203	95,598	276,280	267,709

Noninterest expense:
Salaries and benefits	115,034	116,305	115,790	111,026	115,484	104,507	347,129	316,468
Occupancy and equipment	26,582	28,506	28,045	27,609	25,694	24,089	83,133	71,800
Technology and communications	28,999	29,603	27,113	28,257	28,110	24,434	85,715	72,257
Marketing and advertising	5,822	5,450	4,346	9,292	8,954	6,676	15,618	22,393
Professional services	9,820	9,782	9,603	11,163	11,193	9,263	29,205	29,351
Amortization of intangibles	7,702	10,850	14,119	14,224	14,506	9,839	32,671	30,811
FDIC premiums	9,351	9,348	8,901	9,158	8,850	10,552	27,600	25,535
Merger and acquisition integration expenses	--	--	--	3,678	29,404	131,460	--	173,834
Restructuring charges	--	--	--	--	--	3,750	--	6,453
Other expense	27,883	25,326	29,749	24,377	24,347	21,069	82,958	63,457
Total noninterest expense	231,193	235,170	237,666	238,784	266,542	345,639	704,029	812,359

Income (loss) before income tax	110,169	104,619	97,576	83,323	83,066	(19,128)	312,364	156,039
Income tax expense (benefit)	31,026	33,485	30,291	22,226	24,682	(8,204)	94,802	48,714
Net income (loss)	79,143	71,134	67,285	61,097	58,384	(10,924)	217,562	107,325
Preferred stock dividend	7,547	7,547	7,547	7,547	7,547	7,547	22,641	20,209
Net income (loss) available to common stockholders	$ 71,596	$ 63,587	$ 59,738	$ 53,550	$ 50,837	$ (18,471)	$ 194,921	$ 87,116

Financial Ratios:
Earnings (loss) per basic share	$ 0.20	$ 0.18	$ 0.17	$ 0.15	$ 0.15	$ (0.05)	$ 0.55	$ 0.25
Earnings (loss) per diluted share	0.20	0.18	0.17	0.15	0.14	(0.05)	0.55	0.25
Weighted average shares outstanding - basic(1)	349,653	349,542	349,278	349,071	349,001	348,941	349,492	348,956
Weighted average shares outstanding - diluted(1)	350,896	350,384	349,999	349,663	349,371	348,941	350,368	349,248
Net revenue(2)	$ 368,962	$ 364,989	$ 355,442	$ 344,107	$ 371,808	$ 354,611	$ 1,089,393	$ 1,038,698
Noninterest income as a percentage of net revenue(2)	24.78%	26.18%	25.13%	26.68%	27.49%	26.96%	25.36%	25.77%
Pre-tax, pre-provision income(3)	$ 137,769	$ 129,819	$ 117,776	$ 105,323	$ 105,266	$ 8,972	$ 385,364	$ 226,339
Pre-tax, pre-provision income per diluted share(3)	$ 0.39	$ 0.37	$ 0.34	$ 0.30	$ 0.30	$ 0.03	$ 1.10	$ 0.65
Pre-tax, pre-provision return on average assets(3)	1.47%	1.41%	1.30%	1.15%	1.19%	0.10%	1.39%	0.86%
Net interest margin(4)	3.40%	3.36%	3.39%	3.22%	3.54%	3.26%	3.39%	3.30%
Interest yield on average loans(4)	4.14%	4.19%	4.25%	4.39%	4.47%	4.59%	4.19%	4.56%
Rate paid on interest-bearing liabilities	0.43%	0.43%	0.44%	0.48%	0.51%	0.61%	0.44%	0.63%
Efficiency ratio	62.66%	64.43%	66.86%	69.39%	71.69%	97.47%	64.63%	78.21%
Expenses as a percentage of average loans and deposits	1.94%	1.98%	2.01%	2.03%	2.29%	3.37%	1.98%	2.64%
Effective tax rate	28.2%	32.0%	31.0%	26.7%	29.7%	42.9%	30.3%	31.2%
Return on average assets(5)	0.85%	0.77%	0.74%	0.67%	0.66%	(0.12)%	0.79%	0.41%
Return on average equity(5)	6.37%	5.72%	5.50%	4.92%	4.77%	(0.90)%	5.86%	2.95%
Return on average tangible equity(3)(5)	13.20%	11.75%	11.62%	10.45%	10.34%	(1.64)%	12.19%	5.40%
Return on average common equity	6.18%	5.48%	5.24%	4.62%	4.46%	(1.64)%	5.64%	2.57%
Return on average tangible common equity(3)	13.92%	12.21%	12.05%	10.72%	10.60%	(3.18)%	12.73%	5.02%

(1) Share count excludes unallocated ESOP shares and unvested restricted stock shares.
(2) Net revenue is comprised of net interest income and noninterest income.
(3) The tables in this earnings release present computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(4) Yields and rates calculated on a tax equivalent basis.
(5) Return used to calculate ratio excludes preferred stock dividend.

First Niagara Financial Group, Inc.
Period End Balance Sheet
(in thousands)

	2013			2012
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,

Cash and cash equivalents	$ 558,086	$ 552,210	$ 424,176	$ 430,862	$ 447,087	$ 488,227
Investment securities:
Available for sale	7,609,676	7,916,353	7,876,160	10,993,605	10,579,970	9,937,271
Held to maturity	3,841,700	3,856,960	4,218,687	1,299,806	1,387,763	1,463,872
FHLB and FRB common stock	437,534	429,740	401,373	420,277	373,311	329,555
Total investment securities	11,888,910	12,203,053	12,496,220	12,713,688	12,341,044	11,730,698
Loans held for sale	80,468	118,104	126,389	154,745	117,375	101,596
Loans and leases:
Commercial:
Real estate	7,697,407	7,482,375	7,295,544	7,093,193	6,835,971	6,710,009
Business	5,204,672	5,165,606	5,044,738	4,953,323	4,682,154	4,514,537
Total commercial loans	12,902,079	12,647,981	12,340,282	12,046,516	11,518,125	11,224,546
Consumer:
Residential real estate	3,519,233	3,558,274	3,614,912	3,761,567	3,870,756	4,037,045
Home equity	2,706,603	2,670,672	2,646,645	2,651,891	2,661,429	2,683,236
Indirect auto	1,339,449	1,049,763	818,401	601,456	419,258	185,774
Credit cards	311,600	303,455	298,310	314,973	308,387	304,368
Other consumer	310,107	313,037	316,669	333,609	328,571	328,547
Total consumer loans	8,186,992	7,895,201	7,694,937	7,663,496	7,588,401	7,538,970
Total loans and leases	21,089,071	20,543,182	20,035,219	19,710,012	19,106,526	18,763,516
Allowance for loan losses	197,953	183,708	172,002	162,522	149,933	138,516
Loans and leases, net	20,891,118	20,359,474	19,863,217	19,547,490	18,956,593	18,625,000
Bank owned life insurance	413,555	410,182	407,419	404,321	401,211	397,739
Goodwill and other intangibles	2,549,931	2,557,560	2,567,681	2,617,810	2,626,625	2,631,605
Other assets	958,473	949,144	959,459	937,316	983,999	1,130,891
Total assets	$ 37,340,541	$ 37,149,727	$ 36,844,561	$ 36,806,232	$ 35,873,934	$ 35,105,756

Deposits:
Savings accounts	$ 3,695,221	$ 3,878,053	$ 3,915,836	$ 3,887,587	$ 3,941,528	$ 4,103,773
Interest-bearing checking	4,637,807	4,499,963	4,534,444	4,450,970	4,090,322	3,887,568
Money market deposits	9,905,341	10,013,996	10,493,243	10,581,137	10,801,280	10,919,766
Noninterest-bearing deposits	4,968,501	4,845,835	4,803,835	4,643,580	4,658,374	4,774,764
Certificates of deposit	3,762,132	3,911,989	3,985,702	4,113,257	4,206,192	4,211,116
Total deposits	26,969,002	27,149,836	27,733,060	27,676,531	27,697,696	27,896,987

Short-term borrowings	4,169,416	3,698,279	2,928,929	2,983,718	1,995,610	958,044
Long-term borrowings	732,547	732,598	732,510	732,425	732,339	732,263
Other liabilities	531,379	666,270	503,389	487,000	532,868	700,249
Total liabilities	32,402,344	32,246,983	31,897,888	31,879,674	30,958,513	30,287,543
Preferred stockholders' equity	338,002	338,002	338,002	338,002	338,002	338,002
Common stockholders' equity	4,600,195	4,564,742	4,608,671	4,588,556	4,577,419	4,480,211
Total stockholders' equity	4,938,197	4,902,744	4,946,673	4,926,558	4,915,421	4,818,213
Total liabilities and stockholders' equity	$ 37,340,541	$ 37,149,727	$ 36,844,561	$ 36,806,232	$ 35,873,934	$ 35,105,756

Selected balance sheet information:
Total interest-earning assets(1)	$ 33,039,023	$ 32,906,363	$ 32,524,313	$ 32,321,964	$ 31,316,470	$ 30,403,035
Total interest-bearing liabilities	26,902,465	26,734,878	26,590,664	26,749,094	25,767,271	24,812,530
Net interest-earning assets	$ 6,136,558	$ 6,171,485	$ 5,933,649	$ 5,572,870	$ 5,549,199	$ 5,590,505

Tangible common equity(2)	$ 2,050,264	$ 2,007,182	$ 2,040,990	$ 1,970,746	$ 1,950,794	1,848,606
Unrealized gain on available for sale securities, net of tax(3)	76,686	83,898	160,942	206,733	204,347	133,430

Total core deposits	$ 23,206,870	$ 23,237,847	$ 23,747,358	$ 23,563,274	$ 23,491,504	$ 23,685,871

Originated loans(4)	$ 16,211,505	$ 15,102,336	$ 14,100,190	$ 13,372,357	$ 12,232,568	$ 11,392,158
Acquired loans(5)	5,006,753	5,581,651	6,083,912	6,513,636	7,085,839	7,600,213
Credit related discount on acquired loans(6)	(129,187)	(140,805)	(148,883)	(175,981)	(211,881)	(228,855)
Total Loans	$ 21,089,071	$ 20,543,182	$ 20,035,219	$ 19,710,012	$ 19,106,526	$ 18,763,516

(1) Includes interest bearing cash and cash equivalents, investment securities at amortized cost, loans held for sale, and total loans and leases.
(2) The tables in this earnings release present computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(3) Excludes unamortized unrealized gains recorded in accumulated other comprehensive income related to available for sale securities transferred to held to maturity.
(4) Originated loans represent total loans excluding acquired loans.
(5) Represents the carrying value of acquired loans plus the principal not expected to be collected.
(6) Represent principal on acquired loans not expected to be collected.

First Niagara Financial Group, Inc.
Average Balance Sheet and Related Tax Equivalent Yields & Rates
(in millions)
	For the three months ended									Nine months ended
	September 30, 2013			June 30, 2013			September 30, 2012			September 30, 2013			September 30, 2012
	Average Balances	Interest(1)	Yields and Rates(1)	Average Balances	Interest(1)	Yields and Rates(1)	Average Balances	Interest(1)	Yields and Rates(1)	Average Balances	Interest(1)	Yields and Rates(1)	Average Balances	Interest(1)	Yields and Rates(1)(2)

Interest-earning assets:
Loans and leases(3)
Commercial:
Real estate	$ 7,551	$ 80	4.16%	$ 7,376	$ 79	4.22%	$ 6,783	$ 80	4.60%	$ 7,370	$ 235	4.21%	$ 6,529	$ 239	4.81%
Business	5,163	48	3.64	5,112	47	3.66	4,609	45	3.81	5,092	142	3.68	4,274	129	3.96
Total commercial loans	12,714	128	3.95	12,488	126	3.99	11,392	125	4.28	12,462	377	3.99	10,803	368	4.48
Consumer:
Residential real estate	3,538	35	3.91	3,570	35	3.94	3,962	40	4.03	3,599	107	3.95	3,957	123	4.13
Home equity	2,683	28	4.17	2,661	28	4.25	2,672	30	4.42	2,664	84	4.24	2,415	80	4.42
Indirect auto	1,207	9	3.09	927	7	3.18	301	3	3.64	950	23	3.17	131	4	3.86
Credit cards	309	9	12.02	302	8	10.96	308	9	11.31	305	25	11.14	165	14	11.31
Other consumer	313	7	8.48	313	7	8.42	329	7	8.80	318	20	8.36	285	17	8.07
Total consumer loans	8,050	88	4.35	7,773	86	4.41	7,572	88	4.64	7,836	259	4.42	6,953	237	4.56
Total loans and leases	20,764	216	4.14	20,261	212	4.19	18,964	213	4.47	20,298	636	4.19	17,756	605	4.56
Residential MBS(2)	5,515	37	2.68	5,496	33	2.40	5,677	40	2.81	5,500	104	2.53	7,729	166	2.86
Commercial MBS	1,810	17	3.68	1,881	16	3.44	1,895	19	3.93	1,868	51	3.63	1,822	54	3.95
Other investment securities (4)	4,620	40	3.47	4,833	41	3.37	4,002	33	3.35	4,758	119	3.34	3,446	87	3.39
Total securities, at amortized cost(2)	11,945	94	3.14	12,210	90	2.94	11,574	92	3.18	12,126	274	3.02	12,997	307	3.15
Money market and other investments	157	1	2.27	171	1	1.85	201	1	1.39	189	2	1.74	274	2	1.05
Total interest-earning assets(2)	32,866	$ 311	3.75%	32,642	$ 302	3.71%	30,739	$ 306	3.96%	32,613	$ 913	3.74%	31,027	$ 915	3.94%
Goodwill and other intangibles	2,554			2,561			2,627			2,575			2,213
Other noninterest-earning assets	1,673			1,780			1,938			1,774			1,737

Total assets	$ 37,093			$ 36,983			$ 35,304			$ 36,962			$ 34,977

Interest-bearing liabilities:
Deposits
Savings accounts	$ 3,793	$ 1	0.09%	$ 3,897	$ 1	0.11%	$ 4,026	$ 2	0.20%	$ 3,861	$ 3	0.10%	$ 3,300	$ 3	0.14%
Interest-bearing checking	4,483	--	0.04	4,504	--	0.04	3,871	1	0.06	4,456	1	0.04	3,066	2	0.08
Money market deposits	9,959	5	0.20	10,178	5	0.20	10,899	8	0.29	10,257	16	0.21	9,071	19	0.28
Certificates of deposit	3,824	7	0.69	3,902	6	0.66	4,083	8	0.75	3,935	20	0.67	3,977	25	0.85
Total interest bearing deposits	22,059	13	0.23%	22,481	13	0.23%	22,879	19	0.32%	22,509	40	0.24%	19,414	50	0.34%
Borrowings
Short-term borrowings	4,014	4	0.41%	3,536	4	0.41%	1,666	1	0.36%	3,570	11	0.41%	3,442	15	0.56%
Long-term borrowings	733	12	6.55	733	12	6.62	732	12	6.74	732	36	6.63	2,825	57	2.70
Total borrowings	4,747	16	1.36	4,269	16	1.47	2,398	13	2.31	4,302	47	1.46	6,267	72	1.53
Total interest-bearing liabilities	26,806	$ 29	0.43%	26,750	$ 29	0.43%	25,277	$ 32	0.51%	26,811	$ 87	0.44%	25,681	$ 122	0.63%
Noninterest-bearing deposits	4,787			4,711			4,618			4,657			3,838
Other noninterest-bearing liabilities	567			533			536			534			590
Total liabilities	32,160			31,994			30,431			32,002			30,109
Total stockholders' equity	4,933			4,989			4,873			4,960			4,868
Total liabilities and stockholders' equity	$ 37,093			$ 36,983			$ 35,304			$ 36,962			$ 34,977

Net interest income (FTE)		$ 282			$ 274			$ 274			$ 826			$ 793
Taxable Equivalent Adjustment(1)		4			5			4			13			14

Total core deposits	$ 23,022	$ 6	0.11%	$ 23,290	$ 6	0.11%	$ 23,414	$ 11	0.18%	$ 23,231	$ 20	0.12%	$ 19,275	$ 24	0.17%
Total deposits	26,846	13	0.19%	27,192	13	0.19%	27,497	19	0.27%	27,166	40	0.20%	23,252	50	0.29%

Tax equivalent net interest rate spread(2)			3.32%			3.28%			3.45%			3.30%			3.31%
Tax equivalent net interest rate margin(2)			3.40%			3.36%			3.54%			3.39%			3.42%

(1) Tax equivalent interest income is calculated using a 35% tax rate.
(2) Amounts for the nine months ended September 30, 2012 exclude accelerated CMO adjustments of $8 million. The yields, including these adjustments, are:
	Nine months ended September 30, 2012
Residential MBS	2.72%
Total securities, at amortized cost	3.05%
Total interest-earning assets	3.90%
Tax equivalent net interest rate spread	3.27%
Tax equivalent net interest rate margin	3.38%
(3) Includes nonaccrual loans.
(4) Includes debt securities, collateralized loan obligations, asset-backed securities, FHLB and FRB common stock, and other investment securities.

First Niagara Financial Group, Inc.
Allowance for Loans and Lease Losses & Asset Quality
(in thousands)
	2013			2012			Nine months ended
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	September 30, 2013	September 30, 2012

Beginning balance	$ 183,708	$ 172,002	$ 162,522	$ 149,933	$ 138,516	$ 126,746	$ 162,522	$ 120,100
Net loan (charge-offs) recoveries:
Commercial real estate	$ 1,013	$ (2,817)	$ (2,121)	$ (1,935)	$ (1,791)	$ (2,384)	$ (3,925)	$ (10,169)
Commercial business	(9,694)	(7,175)	(4,902)	(3,385)	(6,077)	(10,958)	(21,771)	(21,178)
Residential real estate	(137)	(291)	(427)	(658)	(396)	(155)	(855)	(1,671)
Home equity	(322)	(905)	(613)	(673)	(401)	(1,536)	(1,840)	(3,098)
Other consumer	(3,815)	(1,906)	(2,257)	(2,285)	(1,406)	(805)	(7,978)	(3,047)
Total net loan charge-offs	$ (12,955)	$ (13,094)	$ (10,320)	$ (8,936)	$ (10,071)	$ (15,838)	$ (36,369)	$ (39,163)
Provision for loan losses	27,200	24,800	19,800	21,525	21,800	27,803	71,800	69,503
Allowance related to loans sold	--	--	--	--	(312)	(195)	--	(507)
Ending balance	$ 197,953	$ 183,708	$ 172,002	$ 162,522	$ 149,933	$ 138,516	$ 197,953	$ 149,933

Supplemental information
Allowance to loans	0.94%	0.89%	0.86%	0.82%	0.78%	0.74%	0.94%	0.78%
Allowance for originated loans to originated loans(1)	1.20%	1.21%	1.21%	1.20%	1.20%	1.19%	1.20%	1.20%

Net charge-offs (recoveries) to average loans (annualized)
Commercial real estate	(0.05)%	0.15%	0.12%	0.11%	0.11%	0.15%	0.07%	0.21%
Commercial business	0.75%	0.56%	0.39%	0.28%	0.53%	1.02%	0.57%	0.66%
Total commercial loans	0.27%	0.32%	0.23%	0.18%	0.28%	0.49%	0.27%	0.39%
Residential real estate	0.02%	0.03%	0.05%	0.07%	0.04%	0.02%	0.03%	0.06%
Home equity	0.05%	0.14%	0.09%	0.10%	0.06%	0.25%	0.09%	0.17%
Other consumer	0.83%	0.49%	0.67%	0.79%	0.60%	0.61%	0.68%	0.70%
Total consumer loans	0.22%	0.16%	0.17%	0.19%	0.12%	0.15%	0.18%	0.15%
Total loans	0.25%	0.26%	0.21%	0.18%	0.21%	0.36%	0.24%	0.29%

Net charge-offs (recoveries) of originated loans to average originated loans (annualized)(1)
Commercial real estate	(0.07)%	0.14%	0.10%	0.07%	0.12%	0.18%	0.05%	0.15%
Commercial business	0.83%	0.64%	0.45%	0.33%	0.64%	1.25%	0.64%	0.82%
Total commercial loans	0.33%	0.36%	0.26%	0.19%	0.36%	0.66%	0.32%	0.45%
Residential real estate	0.03%	0.07%	0.10%	0.15%	0.09%	0.04%	0.06%	0.13%
Home equity	0.09%	0.26%	0.19%	0.21%	0.13%	0.51%	0.18%	0.35%
Other consumer	0.84%	0.51%	0.64%	0.94%	0.59%	0.81%	0.68%	0.76%
Total consumer loans	0.33%	0.27%	0.28%	0.35%	0.18%	0.28%	0.29%	0.27%
Total loans	0.33%	0.33%	0.27%	0.24%	0.30%	0.55%	0.31%	0.40%

Nonperforming loans:
Originated(1):
Commercial real estate	$ 51,302	$ 59,624	$ 49,953	$ 50,848	$ 46,413	$ 46,881	$ 51,302	$ 46,413
Commercial business	35,854	44,658	47,523	47,066	37,375	30,714	35,854	37,375
Residential real estate	31,312	29,667	28,455	27,192	21,377	23,058	31,312	21,377
Home equity	15,709	14,601	14,270	14,233	8,084	8,119	15,709	8,084
Other consumer	10,667	6,094	5,444	3,737	938	926	10,667	938
Total originated nonperforming loans	144,844	154,644	145,645	143,076	114,187	109,698	144,844	114,187
Total acquired nonperforming loans(2)	30,388	27,556	27,678	29,648	28,193	19,374	30,388	28,193
Total nonperforming loans	175,232	182,200	173,323	172,724	142,380	129,072	175,232	142,380
Real estate owned	24,262	8,144	10,816	10,114	9,669	10,632	24,262	9,669
Total nonperforming assets	$ 199,494	$ 190,344	$ 184,139	$ 182,838	$ 152,049	$ 139,704	$ 199,494	$ 152,049

Accruing troubled debt restructurings (TDR)	$ 69,877	$ 69,892	$ 64,311	$ 46,280	$ 55,732	$ 42,140	$ 69,877	$ 55,732
Loans 90 days past due still accruing(3)	136,248	167,560	172,062	171,568	145,323	125,668	136,248	145,323
Total classified loans(4)	648,235	701,104	720,197	708,468	693,006	732,762	648,235	693,006
Total criticized loans(5)	$ 977,798	$ 1,012,305	$ 1,044,874	$ 1,002,659	$ 990,670	$ 1,030,471	$ 977,798	$ 990,670

Total nonperforming loans to loans	0.83%	0.89%	0.87%	0.88%	0.75%	0.69%	0.83%	0.75%
Total nonperforming originated loans to originated loans(1)	0.89%	1.02%	1.03%	1.07%	0.93%	0.96%	0.89%	0.93%
Total nonperforming assets to loans and real estate owned	0.94%	0.93%	0.92%	0.93%	0.80%	0.74%	0.94%	0.80%
Total nonperforming assets to assets	0.53%	0.51%	0.50%	0.50%	0.42%	0.40%	0.53%	0.42%
Allowance to nonperforming loans	113.0%	100.8%	99.2%	94.1%	105.3%	107.3%	113.0%	105.3%

Originated loans(1)	$ 16,211,505	$ 15,102,336	$ 14,100,190	$ 13,372,357	$ 12,232,568	$ 11,392,158	$ 16,211,505	$ 12,232,568
Acquired loans(6)	5,006,753	5,581,651	6,083,912	6,513,636	7,085,839	7,600,213	5,006,753	7,085,839
Credit related discount on acquired loans(7)	(129,187)	(140,805)	(148,883)	(175,981)	(211,881)	(228,855)	(129,187)	(211,881)
Total Loans	$ 21,089,071	$ 20,543,182	$ 20,035,219	$ 19,710,012	$ 19,106,526	$ 18,763,516	$ 21,089,071	$ 19,106,526

(1) Originated loans represent total loans excluding acquired loans.
(2) Nonperforming acquired loans include certain lines of credit that are considered nonaccruing.
(3) Includes acquired loans that were originally recorded at fair value upon acquisition, credit card loans, and loans that have matured which are in the process of collection.
(4) Includes consumer loans, which are considered classified when they are 90 days or more past due. Classified loans include substandard, doubtful, and loss, which are consistent with regulatory definitions, and as described in Item 1, "Business", under the heading "Asset Qulaity Review" in our Annual Report on 10-K for the year ended December 31, 2012.
(5) Criticized loans includes consumer loans when they are 90 days or more past due. Criticized loans include special mention, substandard, doubtful, and loss.
(6) Represents the carrying value of acquired loans plus the principal not expected to be collected.
(7) Represent principal on acquired loans not expected to be collected.

First Niagara Financial Group, Inc.
Key Statistics
(Share counts in thousands)

	2013			2012
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,

First Niagara Financial Group, Inc capital ratios:
Tier 1 risk based capital	9.45%	9.41%	9.45%	9.29%	9.51%	9.40%
Tier 1 common capital(1)	7.72%	7.65%	7.64%	7.45%	7.59%	7.41%
Total risk based capital	11.40%	11.35%	11.38%	11.23%	11.48%	11.37%
Leverage	7.14%	7.01%	6.92%	6.75%	6.83%	6.32%
Equity to assets	13.22%	13.20%	13.43%	13.39%	13.70%	13.72%
Tangible common equity to tangible assets(1)	5.89%	5.80%	5.95%	5.77%	5.87%	5.69%
Total risk weighted assets(2)	$ 26,078	$ 25,564	$ 24,949	$ 24,379	$ 23,403	$ 22,699

First Niagara Bank, N.A capital ratios:
Tier 1 risk based capital	10.08%	10.08%	10.15%	9.94%	10.19%	9.63%
Total risk based capital	10.89%	10.85%	10.89%	10.66%	10.88%	10.57%
Leverage	7.61%	7.50%	7.43%	7.23%	7.32%	6.48%
Total risk weighted assets(2)	$ 26,038	$ 25,520	$ 24,933	$ 24,379	$ 23,390	$ 22,699

Number of branches	422	422	427	430	432	452
Full time equivalent employees	5,788	5,779	5,875	5,927	6,036	6,103

Share information and per share metrics:
Common shares outstanding	353,973	353,932	353,008	352,621	352,632	352,665
Preferred shares outstanding	14,000	14,000	14,000	14,000	14,000	14,000
Treasury shares	12,029	12,070	12,994	13,381	13,370	13,337
Market price (NASDAQ: FNFG):	$ 10.37	$ 10.07	$ 8.86	$ 7.93	$ 8.07	$ 7.65
Book value per common share(3)	13.15	13.06	13.19	13.15	13.11	12.84
Tangible book value per common share(1)(3)	5.86	5.74	5.84	5.65	5.59	5.30
Price/Book	78.86%	77.11%	67.17%	60.30%	61.56%	59.58%
Price/Tangible book(1)	176.96%	175.44%	151.71%	140.35%	144.36%	144.34%
Common stock dividends	$ 0.08	$ 0.08	$ 0.08	$ 0.08	$ 0.08	$ 0.08
Preferred stock dividends	0.54	0.54	0.54	0.54	0.54	0.54
Dividend payout ratio	40.00%	44.44%	47.06%	53.33%	53.33%	N/M
Dividend yield (annualized)	3.06%	3.19%	3.66%	4.01%	3.94%	4.21%

N/M Not meaningful
(1) The tables in this earnings release present computation of earnings and certain other ratios using non-GAAP financial measures, which we believe provide investors with information that is useful in understanding our financial performance and position. See Appendix A for further detail.
(2) Represents an estimate of total risk weighted assets as of September 30, 2013. All preceding quarters represent actual calculated balances.
(3) Share count excludes unallocated ESOP shares and unvested restricted stock shares.

First Niagara Financial Group, Inc.
Appendix A - Non-GAAP Reconciliation
(in thousands, except per share amounts)

	2013			2012			Nine months ended
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	September 30, 2013	September 30, 2012
Financial ratios computed on an operating basis(1):
Earnings per basic share	$ 0.20	$ 0.18	$ 0.17	$ 0.19	$ 0.19	$ 0.19	$ 0.55	$ 0.56
Earnings per diluted share	0.20	0.18	0.17	0.19	0.19	0.19	0.55	0.56
Weighted average shares outstanding - basic(2)	349,653	349,542	349,278	349,071	349,001	348,941	349,492	348,956
Weighted average shares outstanding - diluted(2)	350,896	350,384	349,999	349,663	349,371	348,941	350,368	349,248
Noninterest income as a percentage of net revenue(3)	24.78%	26.18%	25.13%	25.48%	26.43%	22.96%	25.36%	24.03%
Pre-tax, pre-provision income	137,769	129,819	117,776	125,281	129,333	136,645	385,364	393,752
Pre-tax, pre-provision income per diluted share	0.39	0.37	0.34	0.36	0.37	0.39	1.10	1.13
Pre-tax, pre-provision return on average assets	1.47%	1.41%	1.30%	1.37%	1.46%	1.51%	1.39%	1.50%
Net interest margin(4)	3.40%	3.36%	3.39%	3.42%	3.54%	3.37%	3.39%	3.42%
Interest yield on average loans(4)	4.14%	4.19%	4.25%	4.39%	4.47%	4.59%	4.19%	4.56%
Rate paid on interest-bearing liabilities(4)	0.43%	0.43%	0.44%	0.48%	0.51%	0.61%	0.44%	0.63%
Efficiency ratio	62.66%	64.43%	66.86%	65.24%	64.71%	60.63%	64.63%	61.62%
Effective tax rate	28.2%	32.0%	31.0%	27.0%	30.9%	33.5%	30.3%	33.1%
Return on average assets	0.85%	0.77%	0.74%	0.83%	0.83%	0.80%	0.79%	0.83%
Return on average equity	6.37%	5.72%	5.50%	6.06%	6.04%	5.95%	5.86%	5.93%
Return on average tangible equity(5)	13.20%	11.75%	11.62%	12.89%	13.11%	10.86%	12.19%	10.88%
Return on average common equity	6.18%	5.48%	5.24%	5.86%	5.83%	5.72%	5.64%	5.78%
Return on average tangible common equity(6)	13.92%	12.21%	12.05%	13.57%	13.86%	11.13%	12.73%	11.30%

Reconciliation of net interest income on operating basis to reported net interest income(1):
Total net interest income on operating basis (Non-GAAP)	$ 277,540	$ 269,443	$ 266,130	$ 268,566	$ 269,605	$ 267,371	$ 813,113	$ 779,347
Additional premium amortization on securities portfolio	--	--	--	(16,280)	--	(8,358)	--	(8,358)
Total reported net interest income (GAAP)	277,540	269,443	266,130	252,286	269,605	259,013	813,113	770,989

Reconciliation of noninterest income on operating basis to reported noninterest income(1):
Total noninterest income on operating basis (Non-GAAP)	$ 91,422	$ 95,546	$ 89,312	$ 91,821	$ 96,866	$ 79,703	$ 276,280	$ 246,477
Gain on securities portfolio repositioning	--	--	--	--	5,337	15,895	--	21,232
Total reported noninterest income (GAAP)	91,422	95,546	89,312	91,821	102,203	95,598	276,280	267,709

Reconciliation of noninterest expense on operating basis to reported noninterest expense(1):
Total noninterest expense on operating basis (Non-GAAP)	$ 231,193	$ 235,170	$ 237,666	$ 235,106	$ 237,138	$ 210,429	$ 704,029	$ 632,072
Merger and acquisition integration expenses	--	--	--	3,678	29,404	131,460	--	173,834
Restructuring charges	--	--	--	--	--	3,750	--	6,453
Total reported noninterest expense (GAAP)	$ 231,193	$ 235,170	$ 237,666	$ 238,784	$ 266,542	$ 345,639	$ 704,029	$ 812,359

Reconciliation of net operating income to net income(1):
Net operating income (Non-GAAP)	$ 79,143	$ 71,134	$ 67,285	$ 75,358	$ 74,027	$ 72,188	$ 217,562	$ 216,268
Nonoperating income and expenses, net of tax:
Additional premium amortization on securities portfolio	--	--	--	11,633	--	5,558	--	5,558
Gain on securities portfolio repositioning	--	--	--	--	(3,469)	(10,331)	--	(13,800)
Merger and acquisition integration expenses	--	--	--	2,628	19,112	85,448	--	112,991
Restructuring charges	--	--	--	--	--	2,437	--	4,194
Total nonoperating expenses, net of tax	--	--	--	14,261	15,643	83,112	--	108,943
Net income (GAAP)	$ 79,143	$ 71,134	$ 67,285	$ 61,097	$ 58,384	$ (10,924)	$ 217,562	$ 107,325

Reconciliation of net operating income available to common stockholders to net income available to common stockholders(1):
Net operating income available to common stockholders (Non-GAAP)	$ 71,596	$ 63,587	$ 59,738	$ 67,811	$ 66,480	$ 64,641	$ 194,921	$ 196,059
Nonoperating income and expenses, net of tax:
Additional premium amortization on securities portfolio	--	--	--	11,633	--	5,558	--	5,558
Gain on securities portfolio repositioning	--	--	--	--	(3,469)	(10,331)	--	(13,800)
Merger and acquisition integration expenses	--	--	--	2,628	19,112	85,448	--	112,991
Restructuring charges	--	--	--	--	--	2,437	--	4,194
Total nonoperating income and expenses, net of tax	--	--	--	14,261	15,643	83,112	--	108,943
Net income available to common stockholders (GAAP)	$ 71,596	$ 63,587	$ 59,738	$ 53,550	$ 50,837	$ (18,471)	$ 194,921	$ 87,116

Computation of pre-tax,pre-provision income:
Net interest income	$ 277,540	$ 269,443	$ 266,130	$ 252,286	$ 269,605	$ 259,013	$ 813,113	$ 770,989
Noninterest income	91,422	95,546	89,312	91,821	102,203	95,598	276,280	267,709
Noninterest expense	(231,193)	(235,170)	(237,666)	(238,784)	(266,542)	(345,639)	(704,029)	(812,359)
Pre-tax, pre-provision income (GAAP)	137,769	129,819	117,776	105,323	105,266	8,972	385,364	226,339
Add back: non-operating premium amortization	--	--	--	16,280	--	8,358	--	8,358
Add back: non-operating noninterest expenses (1)	--	--	--	3,678	29,404	135,210	--	180,287
Less: non-operating noninterest income (1)	--	--	--	--	(5,337)	(15,895)	--	(21,232)
Pre-tax, pre-provision income (Non-GAAP)(1)	$ 137,769	$ 129,819	$ 117,776	$ 125,281	$ 129,333	$ 136,645	$ 385,364	$ 393,752

(1) Net interest income, noninterest income and expense on an operating basis, net operating income, and pre-tax, pre-provision income on an operating basis are non-GAAP measures that we believe provide meaningful comparisons of our underlying operational performance and facilitates investors' assessments of business and performance trends in comparison to others in the financial services industry. In addition, we believe exclusion of these nonoperating items enables management to perform a more effective evaluation and comparison of our results and to assess performance in relation to our ongoing operations.
(2) Share count excludes unallocated ESOP shares and unvested restricted stock shares.
(3) Net revenue is comprised of net interest income and noninterest income.
(4) Yields and rates calculated on a tax equivalent basis.
(5) Tangible equity is a non-GAAP measure and excludes goodwill and other intangibles.
(6) Tangible common equity is a non-GAAP measure and excludes goodwill and other intangibles as well as preferred stock.

First Niagara Financial Group, Inc.
Appendix A - Non-GAAP Reconciliation (Cont.)
(in thousands, except per share amounts)

	2013			2012			Nine months ended
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	September 30, 2013	September 30, 2012
Computation of Ending Tangible Common Equity:
Total stockholders' equity	$ 4,938,197	$ 4,902,744	$ 4,946,673	$ 4,926,558	$ 4,915,421	$ 4,818,213	$ 4,938,197	$ 4,928,097
Less: Goodwill and other intangibles	(2,549,931)	(2,557,560)	(2,567,681)	(2,617,810)	(2,626,625)	(2,631,605)	(2,549,931)	(2,617,809)
Less: Preferred stockholders' equity	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)
Tangible common equity	$ 2,050,264	$ 2,007,182	$ 2,040,990	$ 1,970,746	$ 1,950,794	$ 1,848,606	$ 2,050,264	$ 1,972,286

Computation of Average Tangible Equity:
Total stockholders' equity	$ 4,932,949	$ 4,989,006	$ 4,958,402	$ 4,945,132	$ 4,872,605	$ 4,879,791	$ 4,960,026	$ 4,887,071
Less: Goodwill and other intangibles	(2,553,647)	(2,561,507)	(2,609,409)	(2,619,322)	(2,626,666)	(2,206,682)	(2,574,650)	(2,315,013)
Tangible equity	$ 2,379,302	$ 2,427,499	$ 2,348,993	$ 2,325,810	$ 2,245,939	$ 2,673,109	$ 2,385,376	$ 2,572,058

Computation of Average Tangible Common Equity:
Total stockholders' equity	$ 4,932,949	$ 4,989,006	$ 4,958,402	$ 4,945,132	$ 4,872,605	$ 4,879,791	$ 4,960,026	$ 4,887,071
Less: Goodwill and other intangibles	(2,553,647)	(2,561,507)	(2,609,409)	(2,619,322)	(2,626,666)	(2,206,682)	(2,574,650)	(2,315,013)
Less: Preferred stockholders' equity	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)
Tangible common equity	$ 2,041,300	$ 2,089,497	$ 2,010,991	$ 1,987,808	$ 1,907,937	$ 2,335,107	$ 2,047,374	$ 2,234,056

Computation of Tier 1 Common Capital:
Tier 1 capital	$ 2,464,801	$ 2,406,473	$ 2,356,763	$ 2,264,679	$ 2,225,121	$ 2,128,702	$ 2,464,629	$ 2,264,679
Less: Qualifying restricted core capital elements	(112,667)	(112,449)	(112,236)	(112,025)	(111,820)	(111,630)	(112,667)	(112,025)
Less: Perpetual non-cumulative preferred stock	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)	(338,002)
Tier 1 common capital (Non-GAAP)	$ 2,014,132	$ 1,956,022	$ 1,906,525	$ 1,814,652	$ 1,775,299	$ 1,679,070	$ 2,013,960	$ 1,814,652
CONTACT: First Niagara Contacts
         Investors:
         Ram Shankar
         Senior Vice President, Investor Relations
         (716) 270-8623
         ram.shankar@fnfg.com

         News Media:
         David Lanzillo
         Senior Vice President, Corporate Communications
         (716) 819-5780
         david.lanzillo@fnfg.com